SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 August 24, 2005
                                (Date of report)


                             RESOLVE STAFFING, INC.
             (Exact Name of Registrant as Specified in its Charter)


         Nevada                         0-29485                    33-0850639
(State of Incorporation)        (Commission File Number)       (IRS Employer ID)


                                    3235 Omni Drive
                                  Cincinnati, OH 45245
                        (Address of Principal Executive Offices)

                                 (800) 894-4250
              (Registrant's telephone number, including area code)

Item 1.01. Entry into a Material Definitive Agreement.

On August 20, 2005, Resolve Staffing, Inc. ("Registrant") entered into an agreement to purchase certain assets from Truckers Plus Leasing, Inc. ("Truckers Plus"), a privately-held company located in Nashville, Tennessee. Pursuant to the Asset Purchase Agreement, the Registrant acquired a total of 13 temporary employee staffing locations from Truckers Plus. The acquisition of these locations includes certain tangible assets used in the operation of the temporary staffing businesses and customer lists associated with the temporary staffing businesses that were acquired.

Prior to the acquisition, Truckers Plus provided furnished temporary and permanent qualified drivers on demand. Truckers Plus offered both long-term and short-term drivers for over the road and local routes. The Company had a diversified team of endorsed drivers available and offers 24-hour dispatching for short notice emergencies. Truckers Plus handled all workers' compensation, insurance and payroll issues. Truckers Plus also offered a courier service. Truckers Plus owned and operated 13 staffing locations. These 13 staffing locations on a combined basis have annualized revenue of approximately $10 million (unaudited) in annual sales. The temporary staffing locations being acquired by the Registrant are complementary to the services already provided by the Registrant and the Registrant plans to continue the business operations of these 13 locations. As a result, the acquisition of these assets and businesses will expand the geographic scope of our operations. With these acquired locations, the Registrant will have a total of 35 locations throughout the United States.

Pursuant to the Asset Acquisition Agreement, the Registrant agreed to:

      o     Pay $1 in Cash at Closing;

      o Issue an aggregate of 100,000 shares of our restricted common stock to the Stockholder and to Ken Fuston; and

      o Assume such liabilities as are owed as of the Closing Date by Seller to Employee Leasing Services, Inc., an Ohio corporation, under that certain Client Service Agreement dated February 23, 2005.

The foregoing summary of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached as
Exhibit 2.1 to this Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 20, 2005, the Registrant acquired certain assets of Truckers Plus Leasing, Inc. See Item 1.01, "Entry into a Material Definitive Agreement," for a more detailed description of the assets acquired, the nature of Truckers Plus Leasing, Inc.'s business, and the nature and amount of consideration given in connection with the acquisition.

Item 3.02. Unregistered Sales of Equity Securities.

Effective August 20, 2005, the Registrant agreed to issue an aggregate of 100,000 shares of restricted common stock to Truckers Plus Leasing, Inc., or its principal shareholders, in connection with the acquisition of certain assets of Truckers Plus, Inc. See Item 1.01, "Entry into a Material Definitive Agreement." These shares shall be issued in a transaction that is exempt from registration under the Securities Act of 1933 ("Act") and comparable state securities laws, and the shares shall be deemed to be "restricted securities" as defined in Rule 144 promulgated under the Act and shall bear a restrictive legend as required by the Act.


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

Item 7.01. Regulation FD Disclosure.

On August 22, 2005, we issued a press release disclosing completion of the acquisition of certain assets of Truckers Plus, Leasing, Inc. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by this Item 9.01 shall be filed by amendment to this Form 8-K no later than November 5, 2005.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by this Item 9(b) shall be filed by amendment to this Form 8-K no later than November 5, 2005.

(c) Exhibits.

Exhibit
Number    Description
-------   -----------

  2.1 Asset Purchase Agreement dated August 15, 2005, by and between Truckers Plus, Leasing, Inc. and Resolve Staffing, Inc. (without Schedule "A"thereto).

 99.1     Press Release dated August 22, 2005 announcing the acquisition.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 RESOLVE STAFFING, INC.

Dated: August 24, 2005           /s/ Ron Heineman
                                 -----------------------------
                                 Ron Heineman, CEO